Exhibit 99.1

Investor Contact:

Amy Glynn / Nick Laudico

The Ruth Group

Phone: (646) 536-7023 / 7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Addus HomeCare Announces Preliminary Third Quarter 2010 Results

Palatine, IL, October 21, 2010 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today preliminary estimated results for the third quarter ended September 30, 2010.

Total net service revenues for the quarter ended September 30, 2010 are estimated at $69.5 to $70.0 million, of which Home & Community segment revenues are estimated at $57.3 to $57.5 million and Home Health segment revenues are estimated at $12.2 million to $12.5 million. The acquisition of Advantage Health Systems is expected to contribute approximately $2.5 million in revenues in the third quarter.

Addus expects third quarter 2010 net income to be in the range of $1.1 to $1.5 million, or diluted earnings per share in the range of $0.11 to $0.14 per share, based on 10.7 million weighted shares outstanding. The estimated third quarter results include earnings of approximately $0.01 per share relating to the acquisition of Advantage Health Systems. The estimated third quarter diluted earnings per share is lower than Company expectations, primarily due to the Home Health segment experiencing lower starts of care in Integrated Services. In addition, the estimated third quarter results include $0.4 million in pre-tax separation costs related to the resignation of the Company’s CFO and executive recruitment costs, and $0.2 million in pre-tax class action litigation costs. The Company’s estimated third quarter results also include a $1.0 million pre-tax reduction in management bonuses.

Separately, on October 20, 2010, Ms. Sharon Rudden resigned her position as Vice President of Home Health Services of Addus HealthCare, Inc., to pursue other interests. Effective immediately, Karen Meade of Simione Consulting, will oversee the Company’s Home Health Services operations on an interim basis until a permanent replacement is hired.

Addus will report its 2010 third quarter and nine months financial results after the market close on Thursday, November 4, 2010. Management will conduct a conference call to discuss its results at 5 p.m. Eastern time on November 4, 2010. The toll-free number is (866) 314-9013 (international callers should call 617-213-8053), with the passcode: 15474536. A telephonic replay of the conference call will be available through midnight on November 11, 2010, by dialing (888) 286-8010 (international callers should call 617-801-6888) and entering the passcode 70303689.

Addus HomeCare Reports Estimated Preliminary Third Quarter 2010 Results

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals. Addus has over 13,000 employees that provide services through more than 130 locations across 19 states to over 24,000 consumers.

Cautionary Statement About Preliminary Results and Other Forward-Looking Statements

Whether or not expressly stated, all measures of third quarter 2010 financial results and conditions contained in this news release, including net income and earnings per share, are preliminary and reflect Addus HomeCare’s expected third quarter 2010 financial results as of the date of this news release. Actual reported third quarter 2010 financial results may vary significantly from those expectations because of a number of factors, including additional or revised information or subsequent events. Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010 and in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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